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                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions

"Financial Highlights", "Shareholder Services - Statements and

Reports" and "General Information - Independent Auditors" and to

the use of our reports dated August 8, 2001 on the Alliance Bond

Fund, Inc. (comprising, respectively, the Corporate Bond

Portfolio, Quality Bond Portfolio and U.S. Government Portfolio)

which are incorporated by reference in this Registration

Statement (Form N-1A Nos.2-48227 and 811-2383) of Alliance Bond

Fund, Inc.



ERNST & YOUNG LLP



New York, New York
October 25, 2001

























00250015.AI9